                             SECURED PROMISSORY NOTE

Dallas County, Texas          Date:     December 31, 1997            $121,782.14

     For value received, the undersigned, PETER HAMMER ("Maker") a resident of Denton County, Texas, promises to pay to the order of MANNATECH, INC. ("Payee"), whose principal place of business is in Dallas County, Texas, in lawful money of the United States of America. All past due principal hereof and interest thereon shall bear interest from the maturity of such principal, and both principal and interest shall be payable to Payee at Coppell, Texas, or such other place in Dallas County, Texas as Payee may designate in writing.

     This Note shall bear no interest, except after maturity.

     This principal shall be payable as follows: On or before December 31, 1998, or upon the date upon which good funds are or could be available from the initial public offering of the capital stock of Mannatech, Inc., whichever shall first occur.

     The timely payment of this Promissory Note is secured by the pledge of 40,397 shares of capital stock of Mannatech, Inc. owned by the Maker, evidenced by a Security Agreement of even date herewith.

     Maker may at any time, prepay in whole, or from time to time, in part, and without any premium or penalty therefor, the principal amount then remaining unpaid, together with all accrued interest payable thereon, if any, and interest shall cease to run from the date of payment of such part or all of the principal amount hereof as shall so be prepaid. Any such prepayment hereunder shall be applied first to accrued interest, if any, and the balance to principal, but no part of prepayment shall, until this Note is fully paid and satisfied, affect the obligations to continue to pay the regular installments required hereunder until the entire indebtedness has been paid.

     If Maker shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for Maker any arrangement, composition, readjustment, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee or receiver, on all or any substantial part of the properties of Maker, or if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Maker to be bankrupt or insolvent under the federal bankruptcy laws or any applicable law of the United States of America or any state law, or appointing a receiver or trustee or assignee in bankruptcy or insolvency of Maker or any of Maker's properties, and such decree or order shall have continued undischarged or unstayed for a period of 30 days; or if Maker shall make an assignment for the benefit of creditors, or if Maker shall fail to pay this note or any installment hereof, whether principal or interest, when due, then Payee shall have the option, to the extent permitted by applicable law, to declare this Note due and payable, whereupon the entire unpaid principal balance of this note and all accrued unpaid interest thereon shall at once mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which are hereby expressly waived by Maker. The time of payment of this note is also subject to acceleration in the same manner provided in this paragraph in the event Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof or relating hereto.

     Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.

     If this Note is not paid at maturity, however, and such maturity is brought about and is placed in the hands of an attorney for collection, or if collected through any legal proceedings including but not limited to probate, insolvency or bankruptcy proceedings, or if suit is brought on the same, Makers agree to pay a reasonable amount of attorneys' fees and expenses of collection, which amount shall be not less than ten percent (10%) of the amount then due hereon.

     If Maker shall fail to pay this Note or any installment hereof, whether principal or interest, when due, and if Makers shall not have cured such default in the payment of principal and interest, or either, within three (3) days after Makers shall have received from the Payees written notice of such Payee's intent to accelerate the maturity of this Note, then Payees may, at their option, without further demand, notice or presentment, all of which are hereby severally waived by Makers, and by any and all sureties, guarantors, and endorsers of this Note, accelerate the maturity of this Note, upon which the entire unpaid balance of, the principal hereof together with all accrued but unpaid interest thereon shall be at once due and payable.

     As used in this Note, the term "Maker" shall be deemed to include PETER HAMMER, and any of their successors in interest or assignees.

     As used in this Note, the term "Payee" shall be deemed to include MANNATECH, INC., and any subsequent holders hereof.

     This Note shall be governed by and construed under the laws of the State of Texas and the laws of the United States of America.


                                             /s/ Peter Hammer
                                             ----------------------------------
                                             PETER HAMMER, Maker